Exhibit 99.1

ARRIS Announces Preliminary and Unaudited Third Quarter 2017 Results

SUWANEE, Ga., November 1, 2017 – ARRIS International plc (NASDAQ:ARRS) today announced preliminary and unaudited financial results for the third quarter 2017.

Third Quarter 2017 Financial Highlights

•	GAAP revenues were $1.729 billion

•	Adjusted revenues (a non-GAAP measure) were $1.732 billion

•	GAAP net income was $0.47 per diluted share

•	Adjusted net income (a non-GAAP measure) was $0.80 per diluted share

•	End-of-quarter cash resources were $1.413 billion

•	Cash from operating activities was $116 million

•	Order backlog was $1.083 billion

•	Book-to-bill ratio was 0.86

“We entered the third quarter with good velocity in both of our segments. In particular, momentum returned with strong demand for our E6000® Converged Edge Router product line, and I am pleased with our results. Operators continue to invest in broadband capacity and connectivity which, combined with our pending Ruckus Networks acquisition, positions us well to capitalize on service providers’ growth plans. With respect to the fourth quarter 2017, we expect revenues in a range of $1.675 billion to $1.750 billion, GAAP net income per diluted share of $0.31 to $0.37, and adjusted net income per diluted share of $0.74 to $0.80, excluding the pending acquisition. As we have highlighted before, the fourth quarter is often the most difficult to forecast, and that variability is reflected in our guidance,” said Bruce McClelland, ARRIS CEO.

GAAP revenues in the third quarter 2017 of $1.729 billion were up $4 million, or 0.2%, as compared to third quarter 2016 revenues of $1.725 billion. Third quarter 2017 revenues were up $65 million, or 4%, as compared to second quarter 2017 revenues of $1.664 billion. Through the first three quarters of 2017, revenues of $4.876 billion were down $194 million, or 4%, as compared to the first three quarters of 2016 revenues of $5.070 billion.

Adjusted revenues (a non-GAAP measure) in the third quarter 2017 were $1.732 billion as compared to $1.735 billion for the third quarter 2016, and the second quarter 2017 revenue of $1.667 billion. Year to date, adjusted revenues were $4.884 billion for 2017 as compared to the first nine months of 2016 adjusted revenues of $5.084 billion. Adjusted revenues reflect a $3 million increase for the third quarter 2017 and an $8 million increase for the nine months ended September 30, 2017, as a result of the accounting for customer warrant programs. The adjustments to revenues are non-cash in nature.

A reconciliation of adjusted revenue to GAAP revenue is attached to this release and can be found on the Company’s website (www.arris.com).

GAAP net income in the third quarter 2017 was $0.47 per diluted share, as compared to GAAP net income of $0.25 per diluted share in the third quarter 2016 and GAAP net income of $0.16 per diluted share in the second quarter 2017.

Year to date, GAAP net income is $0.42 per diluted share for 2017, as compared to the first nine months of 2016 GAAP net loss of $(0.37) per diluted share.

Adjusted net income (a non-GAAP measure) in the third quarter 2017 was $0.80 per diluted share, as compared to $0.77 per diluted share for the third quarter 2016, and the second quarter 2017 adjusted net income of $0.63 per diluted share.

Year to date, adjusted net income was $1.83 per diluted share for 2017 as compared to the first nine months of 2016 adjusted net income of $2.07 per diluted share.

A reconciliation of adjusted net income per diluted share to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arris.com).

Cash & Cash Equivalents - The Company ended the third quarter 2017 with $1.413 billion of cash resources, as compared to $1.385 billion at the end of the second quarter 2017. The Company generated $116 million of cash from operating activities during the third quarter 2017, as compared to $289 million during the third quarter 2016. Through the first nine months of 2017, the Company generated $612 million of cash from operating activities as compared to $327 million generated during the same period in 2016.

The Company purchased 0.7 million ordinary shares for $20 million during the third quarter of 2017. Through the first nine months of 2017 the Company has purchased 5.7 million ordinary shares for $147 million. As of September 30, the Company had $275 million remaining in available repurchase authorization.

Order backlog at the end of the third quarter 2017 was $1.083 billion as compared to $1.034 billion and $1.326 billion at the end of the third quarter 2016 and the second quarter 2017, respectively. The Company’s book-to-bill ratio in the third quarter 2017 was 0.86 as compared to the third quarter 2016 of 0.88 and the second quarter 2017 of 1.01.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, November 1, 2017, to discuss these results in detail. You may participate in this conference call by dialing 888-655-5028 or 503-343-6025 for international calls prior to the start of the call. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through November 8, 2017, by dialing 855-859-2056 or 404-537-3406 for international calls and using the pass code 1483380. A replay also will be made available for a period of 12 months following the conference call on the ARRIS website at www.arris.com.

Forward-Looking Statements

Statements made in this press release, including those related to revenues and net income for the fourth quarter 2017, the proposed acquisition of the Ruckus Networks business, component pricing, the general market outlook and industry trends are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:

•	projected results for the fourth quarter 2017, are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	the proposed acquisition of the Ruckus Networks business may not be completed as a result of failure to obtain regulatory approvals or other reasons and, if completed, the anticipated benefits from the Ruckus Networks acquisition may not be realized;

•	we may encounter significant transaction costs and unknown liabilities in connection with the Ruckus Networks acquisition;

•	volatility in currency fluctuation may adversely impact our international customers’ ability or willingness to purchase products and the pricing of our products;

•	volatility in component pricing and supply could impact revenues and gross margins more than currently anticipated;

•	impacts of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union, could have an adverse impact on our results of operations;

•	regulatory changes, including those related to tax, could have an adverse impact on our operations and results of operations;

•	the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; and

•	our customers operate in a capital intensive consumer-based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that we offer.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business and results from operations. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2017. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

About ARRIS

ARRIS International plc (NASDAQ: ARRS) is a world leader in entertainment and communications technology. Our innovations combine hardware, software, and services across the cloud, network, and home to power TV and Internet for millions of people around the globe. The people of ARRIS collaborate with the world’s top service providers, content providers, and retailers to advance the state of our industry and pioneer tomorrow’s connected world. For more information, visit www.arris.com.

For the latest ARRIS news:

•	Check out our blog: ARRIS EVERYWHERE

•	Follow us on Twitter: @ARRIS

Contact:

Bob Puccini

Investor Relations

+1.720.895.7787

ARRIS and the ARRIS Logo are trademarks or registered trademarks of ARRIS Enterprises, LLC. All other trademarks are the property of their respective owners. © 2017 ARRIS Enterprises, LLC. All rights reserved.

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,		December 31,	September 30,
	2017	2017	2017		2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,379,827	$1,346,028	$1,126,248		$980,123	$1,031,978
Short-term investments, at fair value	33,309	38,759	90,673		115,554	67,568

Total cash, cash equivalents and short term investments	1,413,136	1,384,787	1,216,921		1,095,677	1,099,546

Accounts receivable, net	1,056,225	991,539	1,018,108	(1)	1,359,430	1,104,596
Other receivables	145,658	132,742	109,117	(1)	73,193	45,456
Inventories, net	775,142	657,881	556,264		551,541	598,105
Prepaid income taxes	41,780	16,354	21,845		51,476	30,123
Prepaids	27,954	32,149	27,898		21,163	30,992
Other current assets	109,567	119,406	132,340		127,593	140,894

Total current assets	3,569,462	3,334,857	3,082,491		3,280,072	3,049,712

Property, plant and equipment, net	347,506	355,033	354,050		353,378	352,380
Goodwill	2,016,580	2,014,550	2,018,012		2,016,169	2,083,567
Intangible assets, net	1,406,592	1,491,103	1,586,187		1,677,178	1,772,243
Investments	73,199	61,047	65,035		72,932	80,914
Noncurrent deferred income tax assets	193,703	199,102	190,037		298,757	269,011
Other assets	57,246	54,843	58,920		59,878	43,990

	$7,664,287	$7,510,535	$7,354,732		$7,758,362	$7,651,816

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,266,214	$1,201,883	$1,020,234		$1,048,904	$1,010,152
Accrued compensation, benefits and related taxes	102,222	81,356	73,221		139,795	123,449
Accrued warranty	45,036	44,812	46,330		49,618	56,795
Deferred revenue	118,598	130,454	145,197		132,128	160,899
Current portion of LT debt & financing lease obligations	89,156	89,336	82,767		82,734	82,762
Current income taxes liability	4,420	9,487	20,278		23,134	1,434
Other accrued liabilities	327,099	303,013	300,861		357,823	317,638

Total current liabilities	1,952,745	1,860,341	1,688,888		1,834,135	1,753,129
Long-term debt & financing lease obligations, net of current portion	2,112,494	2,134,506	2,159,300		2,180,009	2,200,642
Accrued pension	54,867	55,532	54,808		52,652	51,878
Noncurrent income taxes payable	115,433	114,187	120,493		123,344	109,955
Noncurrent deferred income tax liabilities	83,058	83,516	89,261		223,529	337,582
Other noncurrent liabilities	118,420	120,381	112,977		117,957	138,227

Total liabilities	4,437,018	4,368,462	4,225,727		4,531,626	4,591,413
Stockholders’ equity:
Ordinary shares	2,788	2,786	2,802		2,831	2,825
Capital in excess of par value	3,367,940	3,356,184	3,322,803		3,314,707	3,259,143
Accumulated other comprehensive loss	8,838	2,211	10,628		3,291	(21,410)
Retained earnings (deficit)	(188,375)	(256,705)	(243,207)		(132,013)	(220,296)

Total ARRIS International plc stockholders’ equity	3,191,191	3,104,474	3,093,026		3,188,816	3,020,263
Stockholders’ equity attributable to noncontrolling interest	36,078	37,599	35,979		37,921	40,141

Total stockholders’ equity	3,227,269	3,142,073	3,129,005		3,226,737	3,060,404

	$7,664,287	$7,510,535	$7,354,732		$7,758,362	$7,651,816

(1)	The presentation of accounts receivable and other receivables has been revised as of March 31, 2017, to classify approximately $51 million of other receivable previously reflected in trade accounts receivable.

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Net sales	$1,728,524	$1,725,145	$4,875,799	$5,069,895
Cost of sales	1,297,369	1,282,295	3,704,029	3,798,278

Gross margin	431,155	442,850	1,171,770	1,271,617
Operating expenses:
Selling, general, and administrative expenses	114,407	112,883	332,966	338,593
Research and development expenses	131,593	138,781	397,653	452,508
Amortization of intangible assets	90,162	89,042	274,819	297,417
Integration, acquisition, restructuring and other costs	10,836	10,831	30,622	144,888

	346,998	351,537	1,036,060	1,233,406

Operating income	84,157	91,313	135,710	38,211
Other expense (income):
Interest expense	20,211	20,104	63,238	58,832
Loss (gain) on investments	839	5,058	8,978	13,406
Loss (gain) on foreign currency	(8,543)	5,729	5,570	8,169
Interest income	(2,288)	(804)	(5,997)	(2,772)
Other (income) expense, net	1,434	6,723	2,275	11,592

Income (loss) before income taxes	72,503	54,502	61,646	(51,016)
Income tax (benefit) expense	(14,311)	8,851	(12,613)	26,069

Consolidated net income (loss)	86,815	45,651	74,258	(77,085)
Net loss attributable to noncontrolling interests	(1,505)	(2,510)	(5,299)	(6,902)

Net income (income) attributable to ARRIS International plc	$88,320	$48,161	$79,558	($70,183)

Net income (loss) per ordinary share (1):
Basic	$0.47	$0.25	$0.42	$(0.37)

Diluted	$0.47	$0.25	$0.42	$(0.37)

Weighted average ordinary shares:
Basic	187,064	190,515	187,878	190,888

Diluted	188,941	191,508	190,264	190,888

(1)	Calculated based on net income (loss) attributable to shareowners of ARRIS International plc

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017		2016
Operating Activities:
Consolidated net income (loss)	$86,815	$45,652	$74,258		$(77,085)
Depreciation	22,337	22,770	65,340		68,813
Amortization of intangible assets	91,983	90,521	279,961		301,828
Amortization of deferred finance fees and debt discount	1,730	1,926	5,621		5,790
Impairment of intangibles	—	(100)	—		2,200
Deferred income tax (benefit) provision	983	(15,481)	(36,540)		(94,818)
Foreign currency remeasurement of certain income tax accounts	2,979	—	10,170		—
Share-based compensation expense	20,213	17,875	61,953		44,052
Provision for non-cash warrants	3,064	9,611	8,145		13,894
Provision for doubtful accounts	(311)	86	(559)		1,140
Loss on disposal of plant, property and equipment and other	4,286	949	5,876		4,878
Loss/impairment on investments	838	5,059	8,977		13,407
Excess tax benefits from stock-based compensation plans	—	(1,206)	—		(3,560)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(62,808)	(50,922)	305,212	(1)	(1,889)
Other receivables	(12,916)	10,242	(72,465)	(1)	(3,780)
Inventory	(115,892)	49,392	(222,733)		231,129
Accounts payable and accrued liabilities	96,454	79,639	133,335		(247,945)
Prepaids and other, net	(23,932)	22,954	(14,939)		69,142

Net cash provided by operating activities	115,823	288,967	611,612		327,196
Investing Activities:
Purchases of investments	(6,000)	(47,607)	(68,250)		(69,855)
Sales of investments	5,000	885	155,301		3,326
Purchases of property, plant & equipment, net	(19,489)	(16,894)	(62,389)		(40,646)
Proceeds from sale-leaseback transaction	—	—	826		—
Acquisitions, net of cash acquired	—	—	—		(340,118)
Purchases of intangible assets	(6,000)	—	(6,422)		(3,310)
Other, net	—	—	—		3,507

Net cash (used in) provided by investing activities	(26,489)	(63,616)	19,066		(447,096)
Financing Activities:
Proceeds from issuance of debt	—	—	30,314		800,000
Payment of accounts receivable financing facility	—	(11,549)	—		(23,546)
Payment of financing lease obligation	(185)	(198)	(590)		(557)
Payment of debt obligations	(23,737)	(22,375)	(98,976)		(297,375)
Payment for deferred financing costs and debt discount	—	—	(1,462)		(2,304)
Repurchase of shares	(20,000)	(28,032)	(146,965)		(178,035)
Excess income tax benefits from stock-based compensation plans	—	1,206	—		3,560
Repurchase of shares to satisfy employee minimum tax withholdings	(12,477)	(3,569)	(26,359)		(17,762)
Proceeds from issuance of shares, net	70	152	8,623		4,315
Contribution from noncontrolling interest	—	—	3,500		—

Net cash (used in) provided by financing activities	(56,329)	(64,365)	(231,915)		288,296
Effect of exchange rate changes on cash and cash equivalents	794	—	941		—
Net increase in cash and cash equivalents	33,799	160,986	399,704		168,396
Cash and cash equivalents at beginning of period	1,346,028	870,992	980,123		863,582

Cash and cash equivalents at end of period	$1,379,827	$1,031,978	$1,379,827		$1,031,978

(1)	The presentation of accounts receivable and other receivables has been revised as of March 31, 2017, to classify approximately $51 million of other receivable previously reflected in trade accounts receivable.

ARRIS INTERNATIONAL PLC

PRELIMINARY ADJUSTED SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q3 2016		Q2 2017		Q3 2017		SEPT YTD 2016		SEPT YTD 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Sales	$1,725,145		$1,664,170		$1,728,524		$5,069,895		$4,875,799
Highlighted items:
Reduction in revenue related to warrants	9,611		2,658		3,064		13,894		8,145

Adjusted sales	$1,734,756		$1,666,828		$1,731,588		$5,083,789		$4,883,944

Net income (loss) attributable to ARRIS International plc	$48,162	$0.25	$30,336	$0.16	$88,320	$0.47	$(70,183)	$(0.37)	$79,558	$0.42
Highlighted Items:
Impacting gross margin:
Stock compensation expense	2,773	0.01	3,495	0.02	3,897	0.02	7,009	0.04	10,644	0.06
Reduction in revenue related to warrants	9,611	0.05	2,658	0.01	3,064	0.02	13,894	0.07	8,145	0.04
Acquisition accounting impacts of fair valuing inventory	493	0.00	—	—	—	—	50,824	0.26	908	0.00
Impacting operating expenses:
Integration, acquisition, restructuring and other costs	10,831	0.06	9,690	0.05	10,836	0.06	144,888	0.75	30,621	0.16
Amortization of intangible assets	89,042	0.46	91,012	0.48	90,162	0.48	297,417	1.55	274,819	1.44
Stock compensation expense	15,102	0.08	18,829	0.10	16,316	0.09	37,044	0.19	51,308	0.27
Noncontrolling interest share of non-GAAP adj	(776)	—	(811)	—	(711)	—	(2,328)	(0.01)	(2,326)	(0.01)
Impacting other (income)/expense:
Impairment (gain) on investments	2,851	0.01	—	—	(1,821)	(0.01)	7,851	0.04	929	0.00
Debt amendment fees	(237)	—	2,782	0.01	—	—	(237)	—	2,782	0.01
Credit facility - ticking fees	—	—	—	—	—	—	(9)	—	—	—
FX contract losses related to cash consideration of Pace acquisition	—	—	—	—	—	—	1,610	0.01	—	—
Remeasurement of certain deferred tax liabilities	—	—	2,828	0.01	3,569	0.02	—	—	8,508	0.04
France R&D tax credit	4,992	0.03	—	—	—	—	4,992	0.03	—	—
Impacting income tax expense:
Foreign withholding tax	—	—	—	—	—	—	54,741	0.28	—	—
Net tax items	(36,140)	(0.19)	(40,937)	(0.22)	(62,698)	(0.33)	(150,014)	(0.78)	(116,884)	(0.61)

Total highlighted items	98,542	0.51	89,546	0.47	62,614	0.33	467,682	2.43	269,454	1.42

Adjusted net income	$146,704	$0.77	$119,882	$0.63	$150,934	$0.80	$397,499	$2.07	$349,012	$1.83

Weighted average ordinary shares - basic		190,515		186,803		187,064		190,888		187,878

Weighted average ordinary shares - diluted		191,508		189,002		188,941		192,115		190,264

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED SALES & GROSS MARGIN RECONCILIATION

(in thousands)

(unaudited)

	Q3 2016	Q2 2017	Q3 2017	Sep YTD 2016	Sep YTD 2017
Sales - GAAP	1,725,145	1,664,170	1,728,524	5,069,890	4,875,799
Fair Value of Warrants Adjustment	9,611	2,658	3,064	13,894	8,145

Adjusted Sales - Non- GAAP	1,734,756	1,666,828	1,731,587	5,083,785	4,883,946

GAAP Gross Margin	442,850	403,357	431,155	1,271,611	1,171,770
Fair Value of Inventory Adjustment	494	—	—	50,825	908
Equity Compensation	2,773	3,495	3,897	7,008	10,644
Fair Value of Warrants Adjustment	9,611	2,658	3,064	13,894	8,145

Adjusted Gross Margin - Non-GAAP	455,727	409,511	438,116	1,343,339	1,191,467

GAAP Gross Margin - %	25.7%	24.2%	24.9%	25.1%	24.0%
Adjusted Gross Margin - Non-GAAP - %	26.3%	24.6%	25.3%	26.4%	24.4%

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED SALES & DIRECT CONTRIBUTION RECONCILIATION

(in thousands)

(unaudited)

	Q3 2017
	Network & Cloud	CPE	Corp/ Other	Total
Net Sales	556,863	1,174,725	(3,064)	1,728,524
Non GAAP Adjustments (1)	—	—	3,064	3,064

Adjusted Net Sales	556,863	1,174,725	(0)	1,731,587

Direct Contribution (2)	218,995	132,168	(166,007)	185,156
Non GAAP Adjustments (3)	—	—	23,277	23,277

Adjusted Direct Contribution	218,995	132,168	(142,730)	208,433

Direct Contribution % of sales	39.3%	11.3%		12.0%

(1)	Impact of warrants adjustment.
(2)	Defined as gross margin less direct operating expenses, excluding amortization of intangible assets, restructuring charges, acquisition, integration and other costs.
(3)	Equity compensation expense and warrants adjustment.

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED EPS GUIDANCE RECONCILIATION (2)

(in millions, except per share data)

Q4 2017 Guidance
Estimated GAAP Sales - $M	1,670 - 1,745
Warrants - $M (1)	5

Estimated Adjusted (Non-GAAP) Sales - $M	1,675 - 1,750

Estimated GAAP EPS	$0.31 - $0.37
Reconciling Items:
Amortization of Intangibles	0.48
Stock Compensation Expense	0.10
Integration and Other Costs	0.09
Warrants (1)	0.02
Net tax items	(0.26)

Subtotal	0.43

Estimated Adjusted (Non-GAAP) EPS	$0.74 - $0.80

(1)	GAAP sales and EPS will be impacted by the fair value of warrants issued which can vary depending upon the ultimate volumes, product mix and fair value calculation.
(2)	Excludes pending Ruckus Acquisition

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Reduction in Revenue Related to Warrants: We entered into agreements with two customers for the issuance of warrants to purchase up to 14.0 million of ARRIS’s ordinary shares. Vesting of the warrants is subject to certain purchase volume commitments, and therefore the accounting guidance requires that we record any change in the fair value of warrants as a reduction in revenue. Until final vesting, changes in the fair value of the warrants will be marked to market and any adjustment recorded in revenue. We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and gross margin.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of restricted stock units. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Accounting Impacts Related to Inventory Valuation: In connection with the accounting related to our acquisitions, business combinations rules require the acquired inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially we are required to write the inventory up to end customer price less a reasonable margin as a distributor. We have excluded the resulting adjustments in inventory and cost of goods sold as the historic and forward gross margin trends will differ as a result of the adjustments. We believe it is useful to understand the effects of this on cost of goods sold and margin.

Integration, Acquisition, Restructuring Costs and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income (loss) measures. We incurred expenses in connection with the ActiveVideo, Pace Combination and pending Ruckus Networks acquisition, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance and abandoned facilities. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Noncontrolling Interest share of Non-GAAP Adjustments: The joint venture formed for the ActiveVideo acquisition is accounted for by ARRIS under the consolidation method. As a result, the consolidated statements of operations include the revenues, expenses, and gains and losses of the noncontrolling interest. The amount of net income (loss) related to the noncontrolling interest are reported and presented separately in the consolidated statement of operations. We have excluded the noncontrolling share of any non GAAP adjusted measures recorded by the venture, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Impairment (Gain) on Investments: We have excluded the effects of other-than-temporary impairments and certain gains on investments in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Debt Amendment Fees: In 2017, the Company amended its credit agreement. This debt modification allowed us to improve the terms and conditions of the credit agreement and extend the maturitity of the Term Loan B. We have excluded the effect of the associated fees in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our interest expense.

Credit Facility - Ticking Fees: In connection with our acquisition of Pace, the cash portion of the consideration was funded through debt financing commitments. A ticking fee was paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).

Foreign Exchange Contract Losses Related to Cash Consideration of Pace Acquisition: In the second quarter of 2015, the Company announced its intent to acquire Pace plc in exchange for stock and cash. We subsequently entered into foreign exchange forward contracts in order to hedge the foreign currency risk associated with the cash consideration of the Pace acquisition. These foreign exchange forward contracts were not designated as hedges, and accordingly, all changes in the fair value of these instruments are recognized as a loss (gain) on foreign currency in the Consolidated Statements of Operations. We believe it is useful to understand the effect of this on our other expense (income).

Remeasurement of Certain Deferred Tax Liabilities: The Company recorded a foreign currency remeasurement (gain) loss related to a deferred income tax liability, in the United Kingdom, arising from the assignment of intangibles acquired in the Pace acquisition. This deferred income tax liability is denominated in GBP. The foreign currency remeasurement gain derives from the remeasurement of the GBP deferred income tax liability to the USD, since the date of the acquisition. We have excluded the impact of this gain in the calculation of our non-GAAP measures. We believe it is useful to understand the effect of this item on our total other expense (income).

Foreign Withholding Tax: In connection with our acquisition of Pace, ARRIS US Holdings, Inc. transferred shares of its subsidiary ARRIS Financing II Sarl to ARRIS International plc. Under U.S. tax law, based on the best available information, we believe the transfer constituted a deemed distribution from ARRIS U.S. Holdings Inc. to ARRIS International plc that is treated as a dividend for U.S. tax purposes. A deemed dividend of this type is subject to U.S. withholding tax to the extent of the current and accumulated earnings and profits (as computed for tax purposes) (“E&P”) of ARRIS U.S. Holdings Inc., which include the E&P of the former ARRIS Group, Inc. and subsidiaries through December 31, 2016. Accordingly, ARRIS U.S. Holdings Inc. remitted U.S. withholding tax in the amount of $55 million based upon its estimated E&P of $1.1 billion and the U.S. dividend withholding tax rate of 5 percent (as provided in Article 10 (Dividends) of the United Kingdom-United States Tax Treaty). We have excluded the withholding tax in calculating our non-GAAP financial measures.

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state valuation allowances, research and development tax credits and provision to return differences.